Exhibit 99.1

FOR IMMEDIATE RELEASE

09/08/20

TEGNA Announces Offering of Senior Notes

Tysons, VA – TEGNA Inc. (NYSE: TGNA) (the “Company”) announced today that it intends to offer $400 million aggregate principal amount of senior notes due 2026 in a private offering to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act, subject to market and other conditions. The notes will be guaranteed on a senior basis by certain subsidiaries of the Company.

The Company intends to use the net proceeds from this offering to repay the entire $350 million aggregate principal amount of its 4.875% Senior Notes due 2021 and $43 million aggregate principal amount of its 5.500% Senior Notes due 2024 and the redemption premium on its 5.500% Senior Notes due 2024.

Based on operating trends, the Company expects that its net leverage ratio will be 4.4x or less by the end of 2020.1

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities. The notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our non-political advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in subsequent filings with the U.S. Securities and Exchange Commission. We disclaim any obligation to update these forward-looking statements other than as required by law.

Additional Information

TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 63 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups,

[1]

The primary difference between the net leverage ratio and the total leverage ratio under our Credit Agreement is the definition of Adjusted EBITDA in the Credit Agreement which requires adjustments to add back non-cash compensation and contractual synergy benefits during periods in the trailing eight quarters that preceded an acquisition.

reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service.

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For media inquiries, contact:

Anne Bentley

Vice President, Corporate Communications

703-873-6366

abentley@TEGNA.com

For investor inquiries, contact:

Doug Kuckelman

Head of Investor Relations

703-873-6764

dkuckelman@TEGNA.com